UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2233 Argentia Road, Suite 401
 Mississauga, Ontario, L5N 2X7, Canada
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (905) 821-9669

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b 2 of the Securities Exchange Act of 1934 (17 CFR §240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)      Director not Standing for Reelection

On April 29, 2020, Brendan Springstubb, a director of SunOpta, Inc. ("SunOpta" or the "Company"), notified SunOpta that he would not be standing for reelection to the Company's Board of Directors at the 2020 Annual Meeting of Shareholders, which will be held on June 18, 2020. Mr. Springstubb's decision not to stand for reelection was not the result of any disagreement between Mr. Springstubb and the Company.

The Board of Directors of the Company has selected Ken Kempf as a director nominee to stand for election at the 2020 Annual Meeting of Shareholders to fill the vacancy created by Mr. Springstubb's decision not to stand for re-election. Mr. Kempf is a senior analyst at Engaged Capital, LLC ("Engaged Capital"), one of the Company's largest shareholders. Prior to joining Engaged Capital, Mr. Kempf was a senior analyst at Legion Partners Asset Management, LLC ("Legion Partners"), a small cap focused activist equity fund. Mr. Kempf's experience working at an investment firm and activist equity fund provides the Board with a unique perspective. Further information regarding Mr. Kempf's experience and expertise is provided in the Company's proxy statement relating to the 2020 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	May 4, 2020